SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) February 8, 2002

ALBECCA INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

GEORGIA	333-67975	39-1389732
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

3900 Steve Reynolds Boulevard Norcross, Georgia (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	30093 (ZIP CODE)

(770) 279-5210
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE

ITEM 1. CHANGES IN CONTROL OF THE REGISTRANT
ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.
SIGNATURES

ITEM 1. CHANGES IN CONTROL OF THE REGISTRANT

(a)     On February 8, 2002, Berkshire Hathaway Inc. (“Berkshire”), a Delaware corporation acquired control of the registrant, Albecca Inc. (“Albecca”), a Georgia corporation, from Craig A. Ponzio, the sole shareholder of the registrant, by completing its purchase of all of the issued and outstanding capital stock of Albecca. As a result, Berkshire now owns 17,000,000 shares of Albecca’s Class A Common Stock which constitutes 100% of the issued and outstanding capital stock of Albecca. Berkshire acquired the outstanding stock of Albecca from Mr. Ponzio in exchange for $223,425,000 in cash, which Berkshire paid from its operating funds. Berkshire had previously agreed to acquire the outstanding stock of Albecca in an agreement dated as of December 15, 2001 between Berkshire, Mr. Ponzio, and Albecca.

       On February 8, 2002, June R. Ponzio and D. Garry Fehrman resigned as directors. The sole shareholder then increased the size of the board of directors to five persons and elected Warren Buffett, Marc Hamburg, Stephen E. McKenzie and R. Bradley Goodson to the board of directors. Albecca expects its current management to remain in place, including Mr. Ponzio as Chairman and designer, Stephen E. McKenzie as President and Chief Executive Officer, and R. Bradley Goodson as Senior Vice President – Finance and Chief Financial Officer.

(b)     Not applicable.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

       On February 11, 2002, a subsidiary of Albecca acquired the real estate used by Albecca as its corporate headquarters in Norcross, Georgia from an affiliate of Mr. Ponzio for its appraised value.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBECCA INC.

/s/ R. Bradley Goodson

Date:	February 18, 2002	By: R. Bradley Goodson Senior Vice President – Finance and Chief Financial Officer